Exhibit 99.1

OPKO Completes Acquisition of FineTech Pharmaceutical Ltd.

MIAMI, FL – December 29, 2011 – OPKO Health, Inc. (NYSE: OPK) announced that it has completed the acquisition of FineTech Pharmaceutical Ltd., a profitable Israeli company which develops and produces high value, high potency active pharmaceutical ingredients (APIs) using its proprietary technology and know-how in complex organic syntheses.

Phillip Frost, M.D., OPKO’s Chairman and Chief Executive Officer, commented, “We look forward to working together with FineTech’s talented personnel to develop our pipeline of proprietary peptoids and other molecules for diagnostic and therapeutic products.”

About OPKO Health, Inc.

We are a multi-national biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large and rapidly growing medical markets by leveraging our discovery, development and commercialization expertise and our novel and proprietary technologies.

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding our ability to develop our pipeline of proprietary peptoids and molecules for diagnostic and therapeutic products, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments, including that any of our products under development may fail, may not achieve the expected results or effectiveness and may not generate data that would support the approval or marketing of products for the indications being studied or for other indications. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

SOURCE: OPKO Health, Inc.

Steven D. Rubin, 305 575-4100